Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Quarterly Earnings of $106 million

TULSA, Okla. (Wednesday, April 25, 2018) - BOK Financial Corporation reported net income of $105.6 million or $1.61 per diluted share for the first quarter of 2018. Net income was $72.5 million or $1.11 per diluted share for the fourth quarter of 2017 and $88.4 million or $1.35 per diluted share for the first quarter of 2017. Lower federal corporate income tax rates decreased income tax expense for the first quarter of 2018 by approximately $13.8 million. Accounting for the Tax Cuts and Jobs Act increased income tax expense for the fourth quarter of 2017 by $11.7 million.

Steven G. Bradshaw, president and chief executive officer, stated, “The entire company executed extremely well in the first quarter, resulting in one of the strongest quarters in company history. Loan growth accelerated, driven by growth in key lending businesses including energy, healthcare, commercial and industrial, and commercial real estate. We continued to benefit from the current interest rate environment and saw an additional uptick in net interest margin, which in conjunction with higher earning assets led to a significant increase in net interest revenue. Our fee–generating businesses benefited from higher gain–on–sale margins in the mortgage business, and our robust wealth management business surpassed $100 million in total revenue for the first time in company history. Finally, we continue to maintain expense discipline across the company, which has resulted in material earnings leverage and growth in pretax income.”

Bradshaw added, “The economy across the BOK Financial footprint is strong, the financial markets are healthy, and the credit environment remains benign with no trouble spots on the horizon. Accordingly, we are optimistic about prospects for continued earnings growth through the remainder of 2018.”

 First Quarter 2018 Highlights

•
Net interest revenue totaled $219.7 million for the first quarter of 2018, an increase of $2.9 million over the fourth quarter of 2017. Net interest margin increased to 2.99 percent for the first quarter of 2018 from 2.97 percent for the fourth quarter of 2017. Average earning assets grew by $120 million over the prior quarter.

•
Fees and commissions revenue totaled $159.0 million for the first quarter of 2018, largely unchanged compared to the fourth quarter of 2017 on a comparable presentation basis. Adoption of the new revenue recognition accounting standard in the first quarter of 2018 resulted in $9.5 million of interchange fees we pay to issuing banks being netted against transaction card revenue. Previously these costs were included in data processing and communications expense. Increased mortgage banking and transaction card revenue were offset by decreased brokerage and trading revenue.

•
Operating expense was $244.4 million for the first quarter of 2018, a $10.1 million decrease compared to the fourth quarter of 2017 on a comparable presentation basis. Personnel expense decreased $5.4 million, primarily due to decreased incentive compensation expense. Non-personnel expense decreased $4.7 million. Lower professional fees and services expense and mortgage banking expense were partially offset by a write-down of certain repossessed oil and gas properties.

•
Income tax expense was $30.9 million or 22.7 percent of net income before taxes for the first quarter of 2018 compared to $54.3 million or 42.9 percent for the fourth quarter of 2017. Beginning January 1, 2018, the Tax Cuts and Jobs Act decreased the corporate income tax rate from 35% to 21%. Accounting for the Act required us to revalue our deferred tax assets and liabilities in 2017. We anticipate our effective tax rate to be between 22 percent and 23 percent for 2018.

•
The Company recorded a $5.0 million negative provision for credit losses in the first quarter of 2018, due to improved credit metric trends. A $7.0 million negative provision for credit losses was recorded in the fourth quarter of 2017. The company had net charge-offs of $1.3 million or 0.03 percent of average loans on an annualized basis in the first quarter of 2018, compared to net charge-offs of $11.7 million or 0.27 percent of average loans on an annualized basis for the fourth quarter of 2017.

•
The combined allowance for credit losses totaled $228 million or 1.32 percent of outstanding loans at March 31, 2018, compared to $234 million or 1.37 percent of outstanding loans at December 31, 2017.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $195 million or 1.13 percent of outstanding loans and repossessed assets at March 31, 2018 and $207 million or 1.22 percent of outstanding loans and repossessed assets at December 31, 2017. In addition, potential problem loans decreased $19 million to $222 million at March 31, 2018.

•
Average loan balances grew by $80 million over the previous quarter, primarily due to growth in commercial loan balances. Period-end outstanding loan balances totaled $17.3 billion at March 31, 2018, a $184 million increase over December 31, 2017.

•
Average deposits were largely unchanged compared to the previous quarter. Average demand deposit balances decreased by $266 million, largely offset by a $202 million increase in interest-bearing transaction deposit balances. Period-end deposits were $22.2 billion at March 31, 2018, a $144 million increase over December 31, 2017.

•
The common equity Tier 1 capital ratio at March 31, 2018 was 12.06 percent. Other regulatory capital ratios were Tier 1 capital ratio, 12.06 percent, total capital ratio, 13.49 percent, and leverage ratio, 9.40 percent. At December 31, 2017, the common equity Tier 1 capital ratio was 12.05 percent, the Tier 1 capital ratio was 12.05 percent, total capital ratio was 13.54 percent, and leverage ratio was 9.31 percent.

•
The company paid a regular cash dividend of $29.3 million or $0.45 per common share during the first quarter of 2018. On April 24, 2018, the board of directors approved a quarterly cash dividend of $0.45 per common share payable on or about May 25, 2018 to shareholders of record as of May 11, 2018.

•
The company repurchased 82,583 common shares at an average price of $91.83 per share during the first quarter of 2018. The company repurchased 80,000 common shares at an average price of $92.54 per share during the fourth quarter of 2017.

Net Interest Revenue
Net interest revenue was $219.7 million for the first quarter of 2018, a $2.9 million increase over the fourth quarter of 2017.
Net interest margin was 2.99 percent for the first quarter of 2018, an increase of 2 basis points over the fourth quarter of 2017. Lower federal income tax rates which became effective on January 1, 2018 decreased net interest margin by approximately 3 basis points. The yield on average earning assets was 3.61 percent, an increase of 12 basis points over the prior quarter. The loan portfolio yield was 4.45 percent, up 16 basis points. The yield on the available for sale securities portfolio increased 2 basis points to 2.23 percent. The yield on interest-bearing cash and cash equivalents increased 30 basis points. Funding costs were 0.93 percent, up 14 basis points. The cost of interest-bearing deposits increased 9 basis points to 0.57 percent. The cost of other borrowed funds was up 22 basis points to 1.50 percent. The benefit to net interest margin from assets funded by non-interest liabilities increased to 31 basis points from 27 basis points in the fourth quarter of 2017.
Average earning assets increased $120 million over the first quarter of 2018. Trading securities balances increased $373 million. Average interest-bearing cash and cash equivalents balances were up $83 million. Average loan balances grew by $80 million. Available for sale securities decreased $199 million and fair value option securities held as an economic hedge of our mortgage servicing rights decreased $166 million. Average interest-bearing deposit balances increased $232 million over the fourth quarter of 2017. The average balance of borrowed funds increased $161 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $159.0 million for the first quarter of 2018. Excluding the netting impact from the implementation of the revenue recognition accounting standard, this is consistent with results from the fourth quarter of 2017.
Brokerage and trading revenue decreased $2.4 million compared to the fourth quarter of 2017 due primarily to the timing and volume of completed investment banking transactions. Many municipal and public school district customers completed offerings in the previous quarter in advance of tax law changes.
Mortgage banking revenue totaled $26.0 million for the first quarter of 2018, a $1.7 million increase compared to the fourth quarter of 2017. Revenue from mortgage loan production increased $1.7 million. Internal changes to better manage our loan production pipeline, improved values of originated servicing rights and an increase in delivery through the retail channel resulted in a 21 basis point increase in gain on sale margin. Loan production volume increased $12 million.

Operating Expense
Total operating expense was $244.4 million for the first quarter of 2018, a $10.0 million decrease compared to the fourth quarter of 2017 on a comparable presentation basis.
Personnel expense decreased $5.4 million. Incentive compensation expense decreased $10.6 million primarily due to changes in assumptions for performance compensation awards. The predominant factor used to measure performance for certain share-based and executive cash-based incentives, our earnings per share compared to peers, was impacted by tax reform. Our relative EPS growth was lower than anticipated once all peer data for 2017 became available. Employee benefits expense increased $3.0 million primarily due to a seasonal increase in payroll taxes partially offset by an overall decrease in employee healthcare costs. Regular compensation increased $2.2 million as merit increases were effective for most employees during the first quarter of 2018.
Non-personnel expense decreased $4.7 million. Professional fees and services expense decreased $5.1 million mainly due to expenses related to projects completed in the fourth quarter of 2017. Mortgage banking costs decreased $4.2 million primarily due to a $3.5 million decrease in accruals related to default servicing and loss mitigation costs on loans serviced for others. The fourth quarter also included a $2.0 million contribution to the BOKF Foundation.
Net losses and operating expenses of repossessed assets increased $7.4 million, primarily due to a $5.0 million write-down on a set of repossessed oil and gas properties based on an updated analysis of production data.
Loans, Deposits and Capital
Loans
Outstanding loans were $17.3 billion at March 31, 2018, up $184 million or 4% on an annualized basis over December 31, 2017, primarily due to growth in commercial loan balances during the quarter. Increased commercial real estate loan balances were offset by lower residential mortgage loan balances.
Outstanding commercial loan balances grew by $186 million or 7% on an annualized basis. Manufacturing sector loan balances were up $63 million. Wholesale/retail sector loan balances grew by $60 million. Healthcare sector loan balances increased $45 million. Energy loan balances grew by $39 million. Unfunded energy loan commitments increased $97 million over December 31, 2017 to $3.0 billion at March 31, 2018. Other commercial and industrial loans increased by $36 million. This growth was partially offset by a $59 million decrease in service sector loan balances.
Commercial real estate loan balances increased $27 million or 3% on an annualized basis. Loans secured by retail facilities were up $59 million. Loans secured by industrial properties grew by $41 million. Multifamily residential loans increased $29 million. This growth was partially offset by a $95 million decrease in loans secured by office buildings.

Deposits
Period-end deposits totaled $22.2 billion at March 31, 2018, a $144 million increase over December 31, 2017. Time deposit balances grew by $68 million and demand deposit balances increased $63 million. This growth was partially offset by a $23 million decrease in interest-bearing transaction account balances. Consumer Banking deposits were up $151 million and Wealth Management deposits grew by $149 million. Commercial Banking deposits decreased $49 million.
Capital
The company's common equity Tier 1 capital ratio was 12.06 percent at March 31, 2018. In addition, the company's Tier 1 capital ratio was 12.06 percent, total capital ratio was 13.49 percent and leverage ratio was 9.40 percent at March 31, 2018. At December 31, 2017, the company's common equity Tier 1 capital ratio was 12.05 percent, Tier 1 capital ratio was 12.05 percent, total capital ratio was 13.54 percent, and leverage ratio was 9.31 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.18 percent at March 31, 2018 and 9.50 percent at December 31, 2017. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $278 million or 1.60 percent of outstanding loans and repossessed assets at March 31, 2018, down from $290 million or 1.69 percent at December 31, 2017. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $195 million or 1.13 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2018, compared to $207 million or 1.22 percent at December 31, 2017.
Nonaccruing loans totaled $180 million or 1.04 percent of outstanding loans at March 31, 2018, compared to $188 million or 1.10 percent of outstanding loans at December 31, 2017. The decrease in nonaccruing loans was primarily due to a $3.0 million decrease in manufacturing sector loans and a $2.3 million decrease in energy loans. New nonaccruing loans identified in the first quarter totaled $10 million, offset by $12 million in payments received, $2.9 million in charge-offs and $3.7 million in foreclosures and repossessions. At March 31, 2018, nonaccruing commercial loans totaled $131 million or 1.20 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $2.5 million or 0.07 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $46 million or 2.35 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $222 million at March 31, down from $241 million at December 31. The decrease largely resulted from energy and healthcare sector loans, partially offset by an increase in wholesale/retail sector loans.
The company had net charge-offs of $1.3 million or 0.03 percent of average loans on an annualized basis for the first quarter of 2018, compared to net charge-offs of $11.7 million or 0.27 percent of average loans on an annualized basis for the fourth quarter of 2017. Gross charge-offs were $2.9 million for the first quarter, compared to $14.7 million for the previous quarter. Recoveries totaled $1.6 million for the first quarter of 2018 and $3.1 million for the fourth quarter of 2017.
Based on an evaluation of all credit factors, including changes in nonaccruing and potential problem loans, overall loan portfolio growth and net charge-offs, the company determined that a $5.0 million negative provision for credit losses was appropriate for the first quarter of 2018. The company had a $7.0 million negative provision for credit losses in the fourth quarter of 2017.
The combined allowance for credit losses totaled $228 million or 1.32 percent of outstanding loans and 133 percent of nonaccruing loans at March 31, 2018, excluding residential mortgage loans guaranteed by U.S. government agencies. The allowance for loan losses was $224 million and the accrual for off-balance sheet credit losses was $4.1 million. At December 31, 2017, the combined allowance for credit losses was $234 million or 1.37 percent of outstanding loans and 131 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $231 million and the accrual for off-balance sheet credit losses was $3.7 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.2 billion at March 31, 2018, a $72 million decrease compared to December 31, 2017. At March 31, 2018, the available for sale portfolio consisted primarily of $5.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.7 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At March 31, 2018, the available for sale securities portfolio had a net unrealized loss of $148 million compared to a $47 million net unrealized loss at December 31, 2017.
Trading securities increased $830 million to $1.3 billion during the first quarter of 2018 as a result of expanded relationships with mortgage loan originator clients. The company holds an inventory of trading securities in support of sales to a variety of customers, including banks, corporations, insurance companies, money managers, and others.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $256 thousand during the first quarter of 2018, including a $21.2 million increase in the fair value of mortgage servicing rights, a $23.3 million decrease in the fair value of securities and derivative contracts held as an economic hedge and $1.8 million of related net interest revenue.
The fair value of mortgage servicing rights increased by $5.9 million during the fourth quarter of 2017. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights decreased by $7.3 million. Related net interest revenue was $2.7 million during the fourth quarter of 2017.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, April 25, 2018 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13678702.

About BOK Financial Corporation
BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2018 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2018	Dec. 31, 2017	March 31, 2017
ASSETS
Cash and due from banks	$544,534	$602,510	$546,575
Interest-bearing cash and cash equivalents	2,054,899	1,714,544	2,220,640
Trading securities	1,292,432	462,676	677,156
Investment securities	416,672	461,793	519,402
Available for sale debt securities	8,249,432	8,321,578	8,437,291
Fair value option securities	513,668	755,054	441,714
Restricted equity securities	338,552	320,189	283,936
Residential mortgage loans held for sale	225,190	221,378	248,707
Loans:
Commercial	10,919,667	10,733,975	10,327,110
Commercial real estate	3,506,782	3,479,987	3,871,063
Residential mortgage	1,945,769	1,973,686	1,946,274
Personal	965,632	965,776	847,459
Total loans	17,337,850	17,153,424	16,991,906
Allowance for loan losses	(223,967)	(230,682)	(248,710)
Loans, net of allowance	17,113,883	16,922,742	16,743,196
Premises and equipment, net	314,347	317,335	325,546
Receivables	478,027	442,897	394,394
Goodwill	447,430	447,430	445,738
Intangible assets, net	29,658	28,658	42,556
Mortgage servicing rights	274,978	252,867	249,403
Real estate and other repossessed assets, net	23,652	28,437	42,726
Derivative contracts, net	286,687	220,502	304,727
Cash surrender value of bank-owned life insurance	318,661	316,498	310,537
Receivable on unsettled securities sales	3,638	75,980	9,921
Other assets	435,152	359,092	384,767
TOTAL ASSETS	$33,361,492	$32,272,160	$32,628,932

LIABILITIES AND EQUITY
Deposits:
Demand	$9,306,023	$9,243,338	$9,506,573
Interest-bearing transaction	10,226,971	10,250,393	10,359,214
Savings	505,952	469,158	465,724
Time	2,166,254	2,098,416	2,243,848
Total deposits	22,205,200	22,061,305	22,575,359
Funds purchased	130,561	58,628	47,629
Repurchase agreements	415,763	516,335	508,352
Other borrowings	5,727,025	5,134,897	5,238,947
Subordinated debentures	144,687	144,677	144,649
Accrued interest, taxes and expense	156,146	164,895	140,235
Due on unsettled securities purchases	94,424	151,198	137,069
Derivative contracts, net	233,202	171,963	276,422
Other liabilities	737,142	349,928	189,376
TOTAL LIABILITIES	29,844,150	28,753,826	29,258,038
Shareholders' equity:
Capital, surplus and retained earnings	3,606,220	3,531,541	3,346,965
Accumulated other comprehensive loss	(111,191)	(36,174)	(5,221)
TOTAL SHAREHOLDERS' EQUITY	3,495,029	3,495,367	3,341,744
Non-controlling interests	22,313	22,967	29,150
TOTAL EQUITY	3,517,342	3,518,334	3,370,894
TOTAL LIABILITIES AND EQUITY	$33,361,492	$32,272,160	$32,628,932

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
ASSETS
Interest-bearing cash and cash equivalents	$2,059,517	$1,976,395	$1,965,645	$2,007,746	$2,087,964
Trading securities	933,404	560,321	491,613	456,028	579,549
Investment securities	441,207	462,869	475,705	499,372	530,936
Available for sale debt securities	8,236,938	8,435,916	8,428,353	8,384,057	8,567,049
Fair value option securities	626,251	792,647	684,571	476,102	416,524
Restricted equity securities	349,176	337,673	328,677	295,743	312,498
Residential mortgage loans held for sale	199,380	257,927	256,343	245,401	220,325
Loans:
Commercial	10,871,569	10,751,235	10,827,198	10,604,456	10,414,579
Commercial real estate	3,491,335	3,485,583	3,528,330	3,676,976	3,903,850
Residential mortgage	1,937,198	1,976,860	1,951,385	1,933,091	1,962,759
Personal	961,379	967,329	949,750	915,010	854,637
Total loans	17,261,481	17,181,007	17,256,663	17,129,533	17,135,825
Allowance for loan losses	(228,996)	(246,143)	(250,590)	(251,632)	(249,379)
Total loans, net	17,032,485	16,934,864	17,006,073	16,877,901	16,886,446
Total earning assets	29,878,358	29,758,612	29,636,980	29,242,350	29,601,291
Cash and due from banks	564,585	576,737	546,653	530,352	547,104
Derivative contracts, net	278,694	292,961	238,583	248,168	401,886
Cash surrender value of bank-owned life insurance	317,334	315,034	313,079	311,310	309,223
Receivable on unsettled securities sales	51,549	49,219	76,622	79,248	62,641
Other assets	2,634,432	2,459,552	2,196,253	1,957,143	2,032,844
TOTAL ASSETS	$33,724,952	$33,452,115	$33,008,170	$32,368,571	$32,954,989

LIABILITIES AND EQUITY
Deposits:
Demand	$9,151,272	$9,417,351	$9,389,849	$9,338,683	$9,101,763
Interest-bearing transaction	10,344,469	10,142,744	10,088,522	10,087,640	10,567,475
Savings	480,110	466,496	464,130	461,586	441,254
Time	2,151,044	2,134,469	2,176,820	2,204,422	2,258,930
Total deposits	22,126,895	22,161,060	22,119,321	22,092,331	22,369,422
Funds purchased	106,361	63,713	49,774	63,263	55,508
Repurchase agreements	426,051	424,617	361,512	427,353	523,561
Other borrowings	6,326,967	6,209,903	6,162,641	5,572,031	5,737,955
Subordinated debentures	144,682	144,673	144,663	144,654	144,644
Derivative contracts, net	223,373	288,408	221,371	178,695	405,444
Due on unsettled securities purchases	144,077	218,684	145,155	157,438	91,529
Other liabilities	747,972	425,667	319,092	323,373	299,534
TOTAL LIABILITIES	30,246,378	29,936,725	29,523,529	28,959,138	29,627,597
Total equity	3,478,574	3,515,390	3,484,641	3,409,433	3,327,392
TOTAL LIABILITIES AND EQUITY	$33,724,952	$33,452,115	$33,008,170	$32,368,571	$32,954,989

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Interest revenue	$265,407	$226,390
Interest expense	45,671	25,208
Net interest revenue	219,736	201,182
Provision for credit losses	(5,000)	—
Net interest revenue after provision for credit losses	224,736	201,182
Other operating revenue:
Brokerage and trading revenue	30,648	33,623
Transaction card revenue[1]	20,990	18,177
Fiduciary and asset management revenue	41,832	38,631
Deposit service charges and fees	27,161	27,777
Mortgage banking revenue	26,025	25,191
Other revenue	12,330	11,752
Total fees and commissions	158,986	155,151
Other gains (losses), net	(664)	3,627
Gain (loss) on derivatives, net	(5,685)	(450)
Gain (loss) on fair value option securities, net	(17,564)	(1,140)
Change in fair value of mortgage servicing rights	21,206	1,856
Gain (loss) on available for sale securities, net	(290)	2,049
Total other operating revenue	155,989	161,093
Other operating expense:
Personnel	139,947	136,425
Business promotion	6,010	6,717
Professional fees and services	10,200	11,417
Net occupancy and equipment	24,046	21,624
Insurance	6,593	6,404
Data processing and communications[1]	27,817	25,699
Printing, postage and supplies	4,089	3,851
Net losses and operating expenses of repossessed assets	7,705	1,009
Amortization of intangible assets	1,300	1,802
Mortgage banking costs	10,149	13,003
Other expense	6,574	7,557
Total other operating expense	244,430	235,508

Net income before taxes	136,295	126,767
Federal and state income taxes	30,948	38,103

Net income	105,347	88,664
Net income (loss) attributable to non-controlling interests	(215)	308
Net income attributable to BOK Financial Corporation shareholders	$105,562	$88,356

Average shares outstanding:
Basic	64,847,334	64,715,964
Diluted	64,888,033	64,783,737

Net income per share:
Basic	$1.61	$1.35
Diluted	$1.61	$1.35
1 Non-GAAP measure to net interchange charges from prior quarters between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Capital:
Period-end shareholders' equity	$3,495,029	$3,495,367	$3,488,814	$3,422,469	$3,341,744
Risk weighted assets	$26,025,660	$25,733,711	$25,409,728	$25,130,802	$24,901,019
Risk-based capital ratios:
Common equity tier 1	12.06%	12.05%	11.90%	11.76%	11.59%
Tier 1	12.06%	12.05%	11.90%	11.76%	11.59%
Total capital	13.49%	13.54%	13.47%	13.36%	13.25%
Leverage ratio	9.40%	9.31%	9.30%	9.27%	8.89%
Tangible common equity ratio[1]	9.18%	9.50%	9.23%	9.24%	8.88%

Common stock:
Book value per share	$53.39	$53.45	$53.30	$52.32	$51.09
Tangible book value per share	46.10	46.17	45.88	44.87	43.63
Market value per share:
High	$107.00	$93.97	$90.69	$88.31	$85.25
Low	$89.82	$79.67	$77.10	$74.09	$73.44
Cash dividends paid	$29,342	$29,328	$28,655	$28,652	$28,646
Dividend payout ratio	27.80%	40.46%	33.46%	32.50%	32.42%
Shares outstanding, net	65,459,505	65,394,937	65,456,786	65,416,403	65,408,019
Stock buy-back program:
Shares repurchased	82,583	80,000	—	—	—
Amount	$7,584	$7,403	$—	$—	$—
Average price per share	$91.83	$92.54	$—	$—	$—

Performance ratios (quarter annualized):
Return on average assets	1.27%	0.86%	1.03%	1.09%	1.09%
Return on average equity	12.39%	8.24%	9.83%	10.46%	10.86%
Net interest margin	2.99%	2.97%	3.01%	2.89%	2.81%
Efficiency ratio[3]	65.09%	66.07%	65.92%	63.66%	64.90%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,495,029	$3,495,367	$3,488,814	$3,422,469	$3,341,744
Less: Goodwill and intangible assets, net	477,088	476,088	485,710	487,452	488,294
Tangible common equity	$3,017,941	$3,019,279	$3,003,104	$2,935,017	$2,853,450

Total assets	$33,361,492	$32,272,160	$33,005,515	$32,263,532	$32,628,932
Less: Goodwill and intangible assets, net	477,088	476,088	485,710	487,452	488,294
Tangible assets	$32,884,404	$31,796,072	$32,519,805	$31,776,080	$32,140,638

Tangible common equity ratio	9.18%	9.50%	9.23%	9.24%	8.88%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Other data:
Fiduciary assets	$46,648,290	$48,761,477	$45,177,185	$45,089,153	$44,992,920
Tax equivalent interest	$2,010	$4,131	$4,314	$4,330	$4,428
Net unrealized gain (loss) on available for sale securities	$(148,247)	$(47,497)	$14,061	$16,041	$(5,537)

Mortgage banking:
Mortgage production revenue	$9,452	$7,786	$8,329	$13,840	$8,543

Mortgage loans funded for sale	$664,958	$840,080	$832,796	$902,978	$711,019
Add: current period-end outstanding commitments	298,318	222,919	334,337	362,088	381,732
Less: prior period end outstanding commitments	222,919	334,337	362,088	381,732	318,359
Total mortgage production volume	$740,357	$728,662	$805,045	$883,334	$774,392

Mortgage loan refinances to mortgage loans funded for sale	42%	47%	38%	33%	44%
Gain on sale margin	1.28%	1.07%	1.03%	1.57%	1.10%

Mortgage servicing revenue	$16,573	$16,576	$16,561	$16,436	$16,648
Average outstanding principal balance of mortgage loans serviced for others	22,027,726	22,054,877	22,079,177	22,055,127	22,006,295
Average mortgage servicing revenue rates	0.31%	0.30%	0.30%	0.30%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(5,698)	$(3,057)	$1,025	$3,241	$(528)
Gain (loss) on fair value option securities, net	(17,564)	(4,238)	661	1,984	(1,140)
Gain (loss) on economic hedge of mortgage servicing rights	(23,262)	(7,295)	1,686	5,225	(1,668)
Gain (loss) on changes in fair value of mortgage servicing rights	21,206	5,898	(639)	(6,943)	1,856
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(2,056)	(1,397)	1,047	(1,718)	188
Net interest revenue on fair value option securities[2]	1,800	2,656	2,543	1,965	1,271
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(256)	$1,259	$3,590	$247	$1,459

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

[3]	Prior periods shown on a comparable basis to net interchange charges between transaction card revenue and data processing and communications expense.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017

Interest revenue	$265,407	$255,767	$255,413	$235,181	$226,390
Interest expense	45,671	38,904	36,961	29,977	25,208
Net interest revenue	219,736	216,863	218,452	205,204	201,182
Provision for credit losses	(5,000)	(7,000)	—	—	—
Net interest revenue after provision for credit losses	224,736	223,863	218,452	205,204	201,182
Other operating revenue:
Brokerage and trading revenue	30,648	33,045	33,169	31,764	33,623
Transaction card revenue[1]	20,990	20,028	22,929	20,009	18,177
Fiduciary and asset management revenue	41,832	41,767	40,687	41,808	38,631
Deposit service charges and fees	27,161	27,685	28,191	28,422	27,777
Mortgage banking revenue	26,025	24,362	24,890	30,276	25,191
Other revenue	12,330	11,762	13,670	14,984	11,752
Total fees and commissions	158,986	158,649	163,536	167,263	155,151
Other gains (losses), net	(664)	552	(1,283)	6,108	3,627
Gain (loss) on derivatives, net	(5,685)	(3,045)	1,033	3,241	(450)
Gain (loss) on fair value option securities, net	(17,564)	(4,238)	661	1,984	(1,140)
Change in fair value of mortgage servicing rights	21,206	5,898	(639)	(6,943)	1,856
Gain (loss) on available for sale securities, net	(290)	(488)	2,487	380	2,049
Total other operating revenue	155,989	157,328	165,795	172,033	161,093
Other operating expense:
Personnel	139,947	145,329	147,910	143,744	136,425
Business promotion	6,010	7,317	7,105	7,738	6,717
Charitable contributions to BOKF Foundation	—	2,000	—	—	—
Professional fees and services	10,200	15,344	11,887	12,419	11,417
Net occupancy and equipment	24,046	22,403	21,325	21,125	21,624
Insurance	6,593	6,555	6,005	689	6,404
Data processing and communications[1]	27,817	28,903	27,412	26,111	25,699
Printing, postage and supplies	4,089	3,781	3,917	4,140	3,851
Net losses (gains) and operating expenses of repossessed assets	7,705	340	6,071	2,267	1,009
Amortization of intangible assets	1,300	1,430	1,744	1,803	1,802
Mortgage banking costs	10,149	14,331	13,450	12,072	13,003
Other expense	6,574	6,746	9,193	8,558	7,557
Total other operating expense	244,430	254,479	256,019	240,666	235,508
Net income before taxes	136,295	126,712	128,228	136,571	126,767
Federal and state income taxes	30,948	54,347	42,438	47,705	38,103
Net income	105,347	72,365	85,790	88,866	88,664
Net income (loss) attributable to non-controlling interests	(215)	(127)	141	719	308
Net income attributable to BOK Financial Corporation shareholders	$105,562	$72,492	$85,649	$88,147	$88,356

Average shares outstanding:
Basic	64,847,334	64,793,005	64,742,822	64,729,752	64,715,964
Diluted	64,888,033	64,843,179	64,805,172	64,793,134	64,783,737
Net income per share:
Basic	$1.61	$1.11	$1.31	$1.35	$1.35
Diluted	$1.61	$1.11	$1.31	$1.35	$1.35

[1]
Non-GAAP measure to net interchange charges from prior quarters between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Commercial:
Energy	$2,969,618	$2,930,156	$2,867,981	$2,847,240	$2,537,112
Services	2,928,294	2,986,949	2,967,513	2,958,827	3,013,375
Healthcare	2,359,928	2,314,753	2,239,451	2,221,518	2,265,604
Wholesale/retail	1,531,576	1,471,256	1,658,098	1,543,695	1,506,243
Manufacturing	559,695	496,774	519,446	546,137	543,430
Other commercial and industrial	570,556	534,087	543,445	520,538	461,346
Total commercial	10,919,667	10,733,975	10,795,934	10,637,955	10,327,110

Commercial real estate:
Multifamily	1,008,903	980,017	999,009	952,380	922,991
Retail	750,396	691,532	725,865	722,805	745,046
Office	737,144	831,770	797,089	862,973	860,889
Industrial	613,608	573,014	591,080	693,635	871,463
Residential construction and land development	117,458	117,245	112,102	141,592	135,994
Other commercial real estate	279,273	286,409	292,997	315,207	334,680
Total commercial real estate	3,506,782	3,479,987	3,518,142	3,688,592	3,871,063

Residential mortgage:
Permanent mortgage	1,047,785	1,043,435	1,013,965	989,040	977,743
Permanent mortgages guaranteed by U.S. government agencies	177,880	197,506	187,370	191,729	204,181
Home equity	720,104	732,745	744,415	758,429	764,350
Total residential mortgage	1,945,769	1,973,686	1,945,750	1,939,198	1,946,274

Personal	965,632	965,776	947,008	917,900	847,459

Total	$17,337,850	$17,153,424	$17,206,834	$17,183,645	$16,991,906

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017

Bank of Oklahoma:
Commercial	$3,265,013	$3,238,720	$3,408,973	$3,369,967	$3,189,183
Commercial real estate	668,031	682,037	712,915	667,932	691,332
Residential mortgage	1,419,281	1,435,432	1,405,900	1,398,021	1,404,054
Personal	353,128	342,212	322,320	318,016	310,708
Total Bank of Oklahoma	5,705,453	5,698,401	5,850,108	5,753,936	5,595,277

Bank of Texas:
Commercial	4,715,841	4,520,401	4,434,595	4,339,634	4,148,316
Commercial real estate	1,254,421	1,261,864	1,236,702	1,360,164	1,452,988
Residential mortgage	229,761	233,675	229,993	232,074	231,647
Personal	363,608	375,084	375,173	354,222	312,092
Total Bank of Texas	6,563,631	6,391,024	6,276,463	6,286,094	6,145,043

Bank of Albuquerque:
Commercial	315,701	343,296	367,747	369,370	407,403
Commercial real estate	348,485	341,282	319,208	324,405	307,927
Residential mortgage	93,490	98,018	101,983	103,849	106,432
Personal	11,667	11,721	12,953	12,439	11,305
Total Bank of Albuquerque	769,343	794,317	801,891	810,063	833,067

Bank of Arkansas:
Commercial	94,430	95,644	91,051	85,020	88,010
Commercial real estate	88,700	87,393	80,917	73,943	74,469
Residential mortgage	7,033	6,596	6,318	6,395	6,829
Personal	9,916	9,992	10,388	11,993	6,279
Total Bank of Arkansas	200,079	199,625	188,674	177,351	175,587

Colorado State Bank & Trust:
Commercial	1,180,655	1,130,714	1,124,200	1,065,780	998,216
Commercial real estate	210,801	174,201	186,427	255,379	266,218
Residential mortgage	64,530	63,350	63,734	63,346	62,313
Personal	63,118	63,115	60,513	56,187	49,523
Total Colorado State Bank & Trust	1,519,104	1,431,380	1,434,874	1,440,692	1,376,270

Bank of Arizona:
Commercial	624,106	687,792	634,809	617,759	643,222
Commercial real estate	672,319	660,094	706,188	705,858	737,088
Residential mortgage	39,227	41,771	40,730	37,034	36,737
Personal	57,023	57,140	55,050	55,528	51,386
Total Bank of Arizona	1,392,675	1,446,797	1,436,777	1,416,179	1,468,433

Mobank (Kansas City):
Commercial	723,921	717,408	734,559	790,425	852,760
Commercial real estate	264,025	273,116	275,785	300,911	341,041
Residential mortgage	92,447	94,844	97,092	98,479	98,262
Personal	107,172	106,512	110,611	109,515	106,166
Total Mobank (Kansas City)	1,187,565	1,191,880	1,218,047	1,299,330	1,398,229

TOTAL BOK FINANCIAL	$17,337,850	$17,153,424	$17,206,834	$17,183,645	$16,991,906

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Bank of Oklahoma:
Demand	$4,201,842	$3,885,008	$4,061,612	$4,353,421	$4,320,666
Interest-bearing:
Transaction	6,051,302	5,901,293	5,909,259	5,998,787	6,114,288
Savings	289,351	265,870	265,023	263,664	265,014
Time	1,203,534	1,092,133	1,131,547	1,170,014	1,189,144
Total interest-bearing	7,544,187	7,259,296	7,305,829	7,432,465	7,568,446
Total Bank of Oklahoma	11,746,029	11,144,304	11,367,441	11,785,886	11,889,112

Bank of Texas:
Demand	3,015,869	3,239,098	3,094,184	3,121,890	3,091,258
Interest-bearing:
Transaction	2,208,480	2,397,071	2,272,987	2,272,185	2,317,576
Savings	98,852	93,620	93,400	91,491	89,640
Time	475,967	502,879	521,072	502,128	511,037
Total interest-bearing	2,783,299	2,993,570	2,887,459	2,865,804	2,918,253
Total Bank of Texas	5,799,168	6,232,668	5,981,643	5,987,694	6,009,511

Bank of Albuquerque:
Demand	695,060	663,353	659,793	612,117	593,117
Interest-bearing:
Transaction	555,414	552,393	551,884	558,523	623,677
Savings	60,596	55,647	53,532	54,136	53,683
Time	216,306	216,743	224,773	229,616	233,506
Total interest-bearing	832,316	824,783	830,189	842,275	910,866
Total Bank of Albuquerque	1,527,376	1,488,136	1,489,982	1,454,392	1,503,983

Bank of Arkansas:
Demand	35,291	30,384	31,442	40,511	42,622
Interest-bearing:
Transaction	94,206	85,095	126,746	129,848	106,804
Savings	1,960	1,881	1,876	2,135	2,304
Time	11,878	14,045	14,434	14,876	15,067
Total interest-bearing	108,044	101,021	143,056	146,859	124,175
Total Bank of Arkansas	143,335	131,405	174,498	187,370	166,797

Colorado State Bank & Trust:
Demand	521,963	633,714	540,300	577,617	601,778
Interest-bearing:
Transaction	687,785	657,629	628,807	626,343	610,510
Savings	37,232	35,223	34,776	35,651	37,801
Time	215,330	224,962	231,927	228,458	234,740
Total interest-bearing	940,347	917,814	895,510	890,452	883,051
Total Colorado State Bank & Trust	1,462,310	1,551,528	1,435,810	1,468,069	1,484,829

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Bank of Arizona:
Demand	330,196	334,701	335,740	366,866	342,854
Interest-bearing:
Transaction	248,337	274,846	174,010	154,457	180,254
Savings	4,116	3,343	4,105	3,638	3,858
Time	21,009	20,394	20,831	19,911	26,112
Total interest-bearing	273,462	298,583	198,946	178,006	210,224
Total Bank of Arizona	603,658	633,284	534,686	544,872	553,078

Mobank (Kansas City):
Demand	505,802	457,080	462,410	496,473	514,278
Interest-bearing:
Transaction	381,447	382,066	361,391	346,996	406,105
Savings	13,845	13,574	12,513	13,603	13,424
Time	22,230	27,260	27,705	31,119	34,242
Total interest-bearing	417,522	422,900	401,609	391,718	453,771
Total Mobank (Kansas City)	923,324	879,980	864,019	888,191	968,049

TOTAL BOK FINANCIAL	$22,205,200	$22,061,305	$21,848,079	$22,316,474	$22,575,359

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.57%	1.27%	1.29%	1.04%	0.82%
Trading securities	3.40%	3.38%	3.47%	3.23%	3.87%
Investment securities:
Taxable	5.21%	5.31%	5.31%	5.34%	5.44%
Tax-exempt	2.25%	2.69%	2.60%	2.51%	2.45%
Total investment securities	3.78%	3.98%	3.86%	3.76%	3.70%
Available for sale securities:
Taxable	2.22%	2.19%	2.16%	2.09%	2.02%
Tax-exempt	3.26%	5.41%	5.27%	6.09%	5.37%
Total available for sale securities	2.23%	2.21%	2.17%	2.11%	2.05%
Fair value option securities	2.95%	2.90%	2.97%	2.92%	2.27%
Restricted equity securities	5.86%	5.87%	5.87%	5.95%	5.52%
Residential mortgage loans held for sale	3.71%	3.72%	3.36%	3.92%	3.35%
Loans	4.45%	4.29%	4.31%	4.03%	3.88%
Allowance for loan losses
Loans, net of allowance	4.51%	4.35%	4.38%	4.09%	3.94%
Total tax-equivalent yield on earning assets	3.61%	3.49%	3.50%	3.30%	3.15%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.45%	0.35%	0.32%	0.26%	0.20%
Savings	0.07%	0.07%	0.08%	0.08%	0.08%
Time	1.25%	1.17%	1.16%	1.11%	1.09%
Total interest-bearing deposits	0.57%	0.48%	0.45%	0.40%	0.35%
Funds purchased	1.20%	0.90%	0.92%	0.61%	0.47%
Repurchase agreements	0.20%	0.18%	0.15%	0.06%	0.02%
Other borrowings	1.60%	1.36%	1.29%	1.09%	0.83%
Subordinated debt	5.61%	5.55%	5.68%	5.55%	5.68%
Total cost of interest-bearing liabilities	0.93%	0.79%	0.75%	0.63%	0.52%
Tax-equivalent net interest revenue spread	2.68%	2.70%	2.75%	2.67%	2.63%
Effect of noninterest-bearing funding sources and other	0.31%	0.27%	0.26%	0.22%	0.18%
Tax-equivalent net interest margin	2.99%	2.97%	3.01%	2.89%	2.81%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Nonperforming assets:
Nonaccruing loans:
Commercial	$131,460	$137,303	$176,900	$197,157	$156,825
Commercial real estate	2,470	2,855	2,975	3,775	4,475
Residential mortgage	45,794	47,447	45,506	44,235	46,081
Personal	340	269	255	272	235
Total nonaccruing loans	180,064	187,874	225,636	245,439	207,616
Accruing renegotiated loans guaranteed by U.S. government agencies	74,418	73,994	69,440	80,624	83,577
Real estate and other repossessed assets	23,652	28,437	32,535	39,436	42,726
Total nonperforming assets	$278,134	$290,305	$327,611	$365,499	$333,919
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$194,833	$207,132	$249,280	$275,823	$240,234

Nonaccruing loans by loan class:
Commercial:
Energy	$89,942	$92,284	$110,683	$123,992	$110,425
Services	2,109	2,620	1,174	7,754	7,713
Healthcare	15,342	14,765	24,446	24,505	909
Wholesale/retail	2,564	2,574	1,893	10,620	11,090
Manufacturing	3,002	5,962	9,059	9,656	5,907
Other commercial and industrial	18,501	19,098	29,645	20,630	20,781
Total commercial	131,460	137,303	176,900	197,157	156,825
Commercial real estate:
Multifamily	—	—	—	10	24
Retail	264	276	289	301	314
Office	275	275	275	396	413
Industrial	—	—	—	—	76
Residential construction and land development	1,613	1,832	1,924	2,051	2,616
Other commercial real estate	318	472	487	1,017	1,032
Total commercial real estate	2,470	2,855	2,975	3,775	4,475
Residential mortgage:
Permanent mortgage	24,578	25,193	24,623	23,415	24,188
Permanent mortgage guaranteed by U.S. government agencies	8,883	9,179	8,891	9,052	10,108
Home equity	12,333	13,075	11,992	11,768	11,785
Total residential mortgage	45,794	47,447	45,506	44,235	46,081
Personal	340	269	255	272	235
Total nonaccruing loans	$180,064	$187,874	$225,636	$245,439	$207,616

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017

Performing loans 90 days past due[1]	$90	$633	$253	$1,414	$95

Gross charge-offs	$(2,890)	$(14,749)	$(5,825)	$(2,872)	$(2,153)
Recoveries	1,576	3,061	2,437	1,214	2,900
Net recoveries (charge-offs)	$(1,314)	$(11,688)	$(3,388)	$(1,658)	$747

Provision for credit losses	$(5,000)	$(7,000)	$—	$—	$—

Allowance for loan losses to period end loans	1.29%	1.34%	1.44%	1.46%	1.46%
Combined allowance for credit losses to period end loans	1.32%	1.37%	1.47%	1.49%	1.52%
Nonperforming assets to period end loans and repossessed assets	1.60%	1.69%	1.90%	2.12%	1.96%
Net charge-offs (annualized) to average loans	0.03%	0.27%	0.08%	0.04%	(0.02)%
Allowance for loan losses to nonaccruing loans[1]	130.84%	129.09%	114.28%	105.78%	125.92%
Combined allowance for credit losses to nonaccruing loans[1]	133.25%	131.18%	116.78%	108.51%	130.70%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.